Exhibit 5.1

Sheppard, Mullin, Richter & Hampton LLP 30 Rockefeller Plaza New York, New York 10112-0015 212.653.8700 main 212.653.8701 fax www.sheppardmullin.com

June 23, 2023

VIA ELECTRONIC MAIL

INVO Bioscience, Inc.

5582 Broadcast Court

Sarasota, FL 34240

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to INVO Bioscience, Inc., a Nevada corporation (the “Company”), in connection with the issuance of this opinion which relates to a Registration Statement on Form S-1 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement covers the resale of 6,241,493 shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share (“Common Stock”), consisting of (A) 50,000 shares of Common Stock issued as a commitment fee (the “February Purchase Agreement Commitment Shares”) under the February Purchase Agreement (defined below), (B) 150,000 shares of Common Stock issued as a commitment fee (the “February 2023 Equity Purchase Agreement Commitment Shares,” together with the February Purchase Agreement Commitment Shares, the “Commitment Shares”) under that certain Equity Purchase Agreement, dated February 3, 2023, between the Company and the February Investor (defined below) (the “February 2023 Equity Purchase Agreement”), and (C) shares of Common Stock issuable upon (i) the exercise of certain common stock purchase warrants (the “March 2023 Warrants”), to purchase up to 5,520,000 shares of Common Stock (the “March 2023 Warrant Shares”), at an exercise price of $0.63 per share, issued by us to certain institutional investors on March 23, 2023 in a private placement transaction pursuant to a securities purchase agreement, dated as of March 23, 2023 (the “March Purchase Agreement”); (ii) the conversion of a convertible debenture (the “Debenture”) in the current outstanding principal amount of $100,000 plus accrued interest of $1,775, which is convertible at a fixed conversion price of $0.52 into 195,271 shares of Common Stock (the “Conversion Shares”); (iii) the exercise of common stock purchase warrants (the “Placement Agent Warrants”) to purchase 147,200 shares of Common Stock (the “Placement Agent Warrant Shares”) issued to Maxim Partners, LLC, as placement agent for the March Purchase Agreement , at an exercise price of $0.8965 per share and (iv) the exercise of certain common stock purchase warrants (the “February 2023 Warrants,” together with the March 2023 Warrants and the Placement Agent Warrants, the “Warrants”), to purchase up to 178,572 shares of Common Stock (the “February 2023 Warrant Shares,” together with the March 2023 Warrant Shares and the Placement Agent Warrant Shares, the “Warrant Shares”), at an exercise price of $0.63 per share, issued by us to a certain institutional investor (the “February Investor”) on February 3, 2023 in a private placement transaction pursuant to a securities purchase agreement, dated as of February 3, 2023 (the “February Purchase Agreement”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement.

In connection with the issuance of this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

a. the Registration Statement, including the prospectus contained therein and all exhibits thereto;

b. the February 2023 Equity Purchase Agreement;

c. the March 2023 Purchase Agreement;

Sheppard, Mullin, Richter & Hampton LLP 30 Rockefeller Plaza New York, New York 10112-0015 212.653.8700 main 212.653.8701 fax www.sheppardmullin.com

d. the February Purchase Agreement;

e. the March 2023 Warrants;

f. the February 2023 Warrants;

g. the Placement Agent Warrants;

h. the Debenture;

i. the Articles of Incorporation of the Company, as amended and presently in effect (the “Charter”);

j. the Bylaws of the Company as presently in effect (the “Bylaws”); and

k. certain resolutions adopted by the Board of Directors of the Company relating to the issuance of the Shares being registered pursuant to the Registration Statement.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

For the purposes of this opinion letter, we have assumed that at the time of issuance of each Conversion Share and/or Warrant Share, the Charter, the Bylaws, the Certificate of Designation and the Warrants, as applicable, will not have been modified or amended and will be in full force and effect. In addition, it is understood that this opinion is to be used only in connection with the offer and sale of the securities being registered while the Registration Statement is effective under the Securities Act.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the following opinions:

1. The Debenture and the Warrants constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

2. The Commitment Shares have been duly authorized by all requisite corporate action on the part of the Company under the Nevada Revised Statutes (the “NRS”) and, such Commitment Shares are validly issued, fully paid and nonassessable.

3. The Conversion Shares have been duly authorized by all requisite corporate action on the part of the Company under the Nevada Revised Statutes (the “NRS”) and, when the Conversion Shares are delivered in accordance with the terms of the Debenture and when evidence of the issuance thereof is duly recorded in the Company’s books and records, the Conversion Shares will be validly issued, fully paid and nonassessable.

Sheppard, Mullin, Richter & Hampton LLP 30 Rockefeller Plaza New York, New York 10112-0015 212.653.8700 main 212.653.8701 fax www.sheppardmullin.com

3. the Warrant Shares have been duly authorized by all requisite corporate action on the part of the Company under the NRS and, when the Warrant Shares are delivered and paid for in accordance with the terms of the Warrants and when evidence of the issuance thereof is duly recorded in the Company’s books and records, the Warrants Shares will be validly issued, fully paid and nonassessable.

Our opinion set forth in paragraph 1 above is subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

The opinion we render herein is limited to those matters governed by the State of New York and the NRS as of the date hereof and we disclaim any obligation to revise or supplement the opinion rendered herein should the above-referenced laws be changed by legislative or regulatory action, judicial decision, or otherwise. We express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof. We express no opinion as to matters governed by any laws other than the State of New York or the NRS.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations under the Securities Act.

This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Shares, the Debenture and the Warrants, or any other agreements or transactions that may be related thereto or contemplated thereby. We are expressing no opinion as to any obligations that parties other than the Company may have under or in respect of the Shares and the Warrants or as to the effect that their performance of such obligations may have upon any of the matters referred to above. No opinion may be implied or inferred beyond the opinion expressly stated above.

Very truly yours,

/s/ Sheppard, Mullin, Richter & Hampton LLP

SHEPPARD, MULLIN, RICHTER & HAMPTON LLP

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